InfoSearch Media Reviewing Transactions in its Common Stock

MARINA DEL REY, CA—March 9, 2007 — InfoSearch Media, Inc. (OTC BB:ISHM), a leading online text and video content producer, today announced that it has commenced a review into possible unauthorized trading in InfoSearch Media’s common stock facilitated by Louis Zehil, a former partner at McGuireWoods LLP, former legal counsel to the Company. The Company is reviewing the issuance of shares during May 2005 and several stock sales during the period from June through November 2005 whereby restrictions on the right to transfer InfoSearch Media’s shares were removed from stock certificates.

”If the transactions described above took place, they were carried out by Mr. Zehil without authorization from the Company and were contrary to our understanding that McGuireWoods had taken steps to ensure that no shares were issued or sold without the appropriate restrictions in place,” said George Lichter, InfoSearch Media’s CEO. “We are determined to carefully review and resolve this matter.”

The Company began its inquiry after it learned that the Securities and Exchange Commission had commenced an enforcement action against Mr. Zehil alleging that he had engaged in a fraudulent scheme to obtain and sell to the investing public shares of securities in several other companies in violation of the antifraud and registration provisions of the federal securities laws. The SEC enforcement proceeding does not include allegations with respect to the securities of InfoSearch Media, but, at the time of the transactions under review, Mr. Zehil was a partner of the Company’s external legal counsel, McGuireWoods LLP, and also served as the Company’s corporate secretary.

The Company has commenced a review into this matter and any findings material to the Company will be reported when the review is complete. Because this review is in its early stages, the Company does not know whether any of the shares under review were improperly issued without the restrictive legends or whether the investigation might uncover additional material information.

The Company has been advised by McGuireWoods LLP that the firm has reported this matter to the Securities and Exchange Commission. InfoSearch Media has retained outside counsel to assist with its investigation into this matter.

About InfoSearch Media

InfoSearch Media (http://www.infosearchmedia.com), the largest dedicated provider of "smart," search-targeted text and video content for the Internet, is designed to obtain higher rankings, brand recognition and better website performance for publishing and media clients. InfoSearch Media's network of professional writers, editors, other technical specialists and video production facilities also help businesses succeed on the web by implementing text and video content-based Internet marketing solutions. Whether a business needs local ranking in 100 cities or a content publisher who understands the need for targeted online content, InfoSearch Media offers the outsource solutions, capacity and reputation to help any company win the audience they need on the Internet.

Safe Harbor Statement

This release contains "forward-looking statements" that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Management assumes no obligation to comment on or provide an update to its stock purchases or sales in the future except as specifically required by law and by the Securities and Exchange Commission. Factors that might cause such differences include, but are not limited to the challenges of attracting new customers and maintaining existing customers and developing, deploying and delivering InfoSearch services; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers and other risks described from time to time in InfoSearch's filings with the Securities and Exchange Commission. In particular, see InfoSearch's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from InfoSearch. InfoSearch does not assume any obligation to update the forward-looking information contained in this press release.

ontact:

Investor Contact:
Brinlea Johnson
The Blueshirt Group, for InfoSearch Media
415/217-5861
brinlea@blueshirtgroup.com

Media Contact:
Heather Gore
310/822-7741
heather.gore@infosearchmedia.com